UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT		06095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On June 10, 2013, SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C Holdings”), entered into a Fifth Amendment to Credit Agreement (the “Amendment”), amending the Credit Agreement, dated as of March 14, 2012 (as amended, the “Credit Agreement”), among SS&C Technologies, Inc., a Delaware corporation and wholly owned subsidiary of SS&C Holdings (“SS&C Technologies”), SS&C Technologies Holdings Europe, a Luxembourg société à responsabilité limitée and an indirect wholly-owned subsidiary of SS&C Holdings, as the borrowers, SS&C Holdings, certain subsidiaries of SS&C Holdings as guarantors, Deutsche Bank AG New York Branch, as administrative agent, swing line lender and letter of credit issuer (“Deutsche Bank”) and the other lenders party thereto. Pursuant to the Amendment, Deutsche Bank has agreed to serve as the Designated 2013 Replacement Term Lender as such term is defined in the Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

The Amendment (i) decreased the interest rate on approximately $620.2 million of existing term B-1 loans and approximately $64.2 million of existing term B-2 loans to either LIBOR plus 2.75% or the base rate plus 1.75%, and reduced the LIBOR floor to 0.75%, subject to a step-down at any time that the Consolidated Net Senior Secured Leverage Ratio is less than 2.75 times, to 2.50% in the case of the LIBOR margin, and 1.50% in the case of the base rate margin, and (ii) increased the amount permissible under the incremental loan facility to the greater of (x) $250,000,000 and (y) the principal amount of Loans and/or Aggregate Revolving Commitments that, on a Pro Forma Basis at the time of determination, would not cause the Consolidated Net Senior Secured Leverage Ratio to be greater than 3.75 to 1.0. Prepayments or amendments of the repriced term B loans that constitute a “repricing transaction” (as defined in the Credit Agreement) will be subject to a premium of 1.00% if prepaid or amended on or prior to December 10, 2013. Prepayments and repricings made after December 10, 2013 will not be subject to premium or penalty.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On June 10, 2013, SS&C Holdings issued a press release relating to the Amendment, a full copy of which is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013	SS&C TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued on June 10, 2013 (furnished herewith)